Exhibit 99.1
Boxed, Inc. Announces First Quarter 2022 Financial Results
Gross Merchandise Value (“GMV”) Increased YoY by 19.2% to $53.4 million
Retail Net Revenue per Active Customer Increased YoY by 32.4% to $276
Net Revenue Increased YoY by 14.1% to $46.6 million
First Quarter YoY Gross Profit Growth of 23.7%
Maintains Fiscal Year 2022 Guidance

New York, May 10, 2022 – Boxed, Inc. (NYSE: BOXD, BOXD WS) (“Boxed” or the “Company”), an e-commerce grocery platform that sells bulk consumables and licenses its e-commerce software to enterprise retailers, today reported its financial results for the first quarter ended March 31, 2022.

“We are reporting strong results to start 2022, with growth re-accelerating and a host of exciting developments underway across both our Retail and Software & Services segments,” said Chieh Huang, Co-Founder and Chief Executive Officer. “B2B demand continued to strengthen in the quarter as offices re-open across America. Also, in this inflationary environment, we are proud to deliver bulk-sized cost-savings and convenience to our end-customers who may be struggling during this time. Finally, we remain focused on investing in the advancement of our technology, which will support growth of our Software & Services business across the globe.”

Recent Business Highlights
•Technology Enhancements: Boxed recently deployed its “payment on delivery” functionality, which supports a critical retailer need in certain emerging markets due to buying tendencies among customers in those regions. Recently launched in AEON Malaysia, this feature will meaningfully enhance the Company’s Software & Services offering as Boxed looks to expand across the South-East Asia and the Middle East & North Africa regions.
•Enhanced Service and Margin Expansion: Boxed is expanding its commercial partnership with FedEx. The new agreement will support improved service levels to Boxed end-customers by leveraging the FedEx Home network's 7-day per week service offering, while also yielding transportation cost savings, enabling further Retail scalability and helping combat inflationary pressures.
•Increasing Brand Awareness: Based on the Company’s ongoing survey results, aided brand awareness of Boxed has approximately doubled during the first quarter of 2022 compared to levels seen throughout 2021, signaling the positive impact of the Company’s increased investment in brand marketing.
•Leadership Expansion: Boxed expanded its leadership team through the addition of industry veterans across key positions, including General Counsel, Chief People Officer, and Chief Revenue Officer. Of these key hires, all identify as female and two of the three identify as minorities, illustrating Boxed's continued commitment to diversity and inclusion.
•ESG Efforts Focused on Ukrainian Relief: Boxed is supporting Ukrainian relief efforts as the Company donated 100% of Retail order profits over a two-day period in March, and is actively working to enable associated storage and supply chain assistance out of its Union, New Jersey fulfillment center.

First Quarter Financial Results and Commentary
•Net revenue was $46.6 million for the first quarter, an increase of $5.8 million, or 14.1%, versus the prior year period, supported by rapid year-over-year Software & Services growth combined with strengthening B2B customer demand in Retail.
•Software & Services net revenue was $2.2 million, an increase of $1.2 million, or 127.1%, versus the prior year period.
•Retail net revenue was $44.4 million, an increase of $4.5 million, or 11.3%, versus the prior year period, supported by increased B2B customer demand, greater marketing investment, and increased customer engagement.
•Gross profit of $6.1 million for the first quarter increased $1.2 million, or 23.7%, versus the prior year period. Gross margin was 13.1% for the first quarter, an increase of 101 basis points from the prior year period, primarily due to an increase in net revenue mix from the higher-margin Software & Services segment.
•Net loss was $36.2 million for the first quarter, compared to a net loss of $14.2 million in the prior year period.
•Adjusted EBITDA was a loss of $22.2 million for the first quarter, compared to a loss of $11.0 million in the prior year period. Increased gross profit was offset by higher growth-related and public company-related investments, including advertising, staff, insurance costs, and professional services costs.
•Advertising Expenses for the first quarter were $11.7 million, an increase of $6.0 million versus the prior year period. As marketing investment sustains at higher levels, the Company expects the investment to help support Retail Active Customer growth, customer retention, and continued increases in brand awareness during 2022.
•GMV was $53.4 million for the first quarter, an increase of $8.6 million, or 19.2% versus the prior year period. The increase was largely attributable to accelerating B2B customer demand, as B2B customer GMV increased by 65.4% compared to the prior year period, combined with increases in GMV from MaxDelivery and our Software & Services customer base.
•Retail Average Order Value (“AOV”) was $130 for the first quarter, an increase of $19, or 16.6%, versus the prior year period. The increase was attributable to an increase in B2B order mix, expanding assortment, and ongoing price optimizations.
•Retail Net Revenue per Active Customer (“RPAC”) was $276, an increase of $67, or 32.4%, compared to the prior year period, as higher Retail AOVs were coupled with increasing customer order frequency, both supported by growth in B2B customer demand.

For more information on Retail Active Customers, Retail AOV, RPAC, and GMV, please refer to the section on “Operating Metrics” below.

Liquidity
The Company’s total cash balance as of March 31, 2022 was $72.7 million, inclusive of $2.8 million in restricted cash. Total debt principal outstanding was $132.5 million, of which $87.5 million relates to the PIPE Convertible Notes. As of March 31, 2022, the Company also had $58.2 million in receivables related to the Forward Purchase Agreement entered into in connection with its business combination. The timing and terms of any recoupment of the receivables (or some portion thereof) are influenced by the Company's stock price performance over the next 18 months.

Fiscal Year 2022 Outlook
Boxed is maintaining its previously provided guidance for Fiscal Year 2022, and providing additional disclosure for its Software & Services Segment:

•Total Net Revenue of $220 to $245 million, reflecting a range of 24% and 38% YoY growth.
•Total Software & Services Revenue of $15 to $23 million.
•Total Adjusted EBITDA loss of $70 to $80 million.

For more information on Adjusted EBITDA, a financial measure that is not presented in accordance with generally accepted accounting principles (“GAAP”), please refer to “Non-GAAP Financial Measures” below.

Conference Call Information
Boxed will host a conference call and webcast today at 4:30 p.m. ET to discuss the results. The live webcast can be accessed on the Boxed Investor Relations website at https://investors.boxed.com under “Events & Presentations”. The webcast will also be archived and available for replay. Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter code 530631.

About Boxed
Boxed is an e-commerce retailer and an e-commerce enabler. The Company operates an e-commerce retail service that provides bulk pantry consumables to businesses and household customers, without the requirement of a “big-box” store membership. This service is powered by the Company’s own purpose-built storefront, marketplace, analytics, fulfillment, advertising, and robotics technologies. Boxed further enables e-commerce through its Software & Services business, which offers customers in need of an enterprise-level e-commerce platform access to its end-to-end technology. The Company aspires to make a positive social impact with an emphasis on good Environmental, Social and Governance (“ESG”) practices, and as such, has developed a powerful, unique brand, known for doing right by its customers, employees and society. For more information, please visit investors.boxed.com.

Investor Contacts
Chris Mandeville
ICR
BoxedIR@icrinc.com

Media Contacts
David Taft
Boxed
press@boxed.com

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or Boxed’s future financial or operating performance. For example, statements regarding the Company’s financial outlook for 2022, the potential launch of the Software & Services business in other AEON markets, the competitive environment in which Boxed operates and the expected future operating and financial performance and market opportunities of Boxed are forward-looking statements, among others. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “outlook,” “guidance,” “may,” “should,” “could,”, “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Boxed and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the ability of Boxed to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (ii) the evolution of the markets in which Boxed competes; (iii) the ability of Boxed to implement its strategic initiatives and continue to innovate its existing offerings; (iv) the ability of Boxed to defend its intellectual property; (v) the ability of Boxed to satisfy regulatory requirements; (vi) the impact of the COVID-19 pandemic on Boxed's business; and (vii) other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods, and you should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Website Disclosure
Boxed intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://boxed.com. Accordingly, you should monitor the investor relations portion of our website at https://investors.boxed.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Boxed when you enroll your email address by visiting the “Investor Email Alerts” section of our investor relations page at https://investors.boxed.com under "Resources."

Non-GAAP Financial Measures
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA and certain ratios and other metrics derived therefrom. The Company defines Adjusted EBITDA as net income (loss) before interest expense, tax expense, depreciation and amortization, stock-based compensation expense and other one-time or non-recurring expenses, such as executive recruiting fees, severance, 3rd party consulting fees, and transaction-related fees, among others, that the Company does not believe are recurring in nature or necessary for the ongoing operations of the business. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

This press release also includes certain projections of Adjusted EBITDA. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Boxed, Inc.
Operating Metrics
(unaudited)

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Retail Active Customers (in thousands)	191	153	157	149	161
Retail AOV (in whole dollars)	$112	$123	$123	$131	$130
RPAC (in whole dollars)	$208	$256	$243	$266	$276
GMV (in millions)	$44.8	$44.2	$45.2	$45.9	$53.4
This above table sets forth key performance indicators for the last five quarters. Figures disclosed for Retail Active Customers and Retail AOV reflect Retail segment metrics only, and do not aggregate metrics from Software & Services customers who are leveraging our software or technology for their own retail operations.
Retail Active Customers - Boxed defines active customers as the distinct number of customers in its Retail segment who placed at least one order in the referenced respective time-period (“Retail Active Customers”). The change in Retail Active Customers in a reporting period captures both the inflow of new customers as well as the outflow of customers who have not made a purchase in the time period. The Company views the number of Retail Active Customers as a key indicator of its performance, which is influenced by the level of investment in advertising expenses, the number of new customers acquired during a given time period, as well as the churn of previously Retail Active Customers.
Retail Average Order Value (AOV) - The Company defines Retail AOV as the GMV for the respective time-period divided by the total number of orders placed by customers during the same period. Boxed believes Retail AOV is an important indicator of business performance as it is supported by the Company's proprietary e-commerce technology, where its mobile app, website, and personalization engine provide a seamless shopping experience, enabling customers to easily discover new and relevant products and categories. This results in a trend where on average, Retail AOVs expand over the course of a customer’s lifecycle. Further, larger orders are on average more profitable, helping to drive margin improvement from shipping, packaging, and labor efficiencies.

Retail Net Revenue per Active Customer (RPAC) – The Company defines Retail Net Revenue per Active Customer as total Retail Net Revenue for the respective time-period divided by the total number of Retail Active Customers during the same period. We believe RPAC is an important indicator of business performance as it demonstrates customer engagement within our Retail business, blending both our Retail Average Order Values along with the order frequency of customers shopping our Retail e-Commerce offerings.
Gross Merchandise Value (GMV) - The Company defines GMV as (i) the total value of Boxed goods sold, (ii) 3rd party goods sold on Boxed Sites, gross of any customer promotions, price discounts, credits, or rewards used, and (iii) goods sold on 3rd party (i.e. AEON) websites which are leveraging Boxed Software & Services technology, all of which are (iv) inclusive of shipping fees, service fees and taxes. The Company believes its ability to expand GMV is an indicator of the global scale of our technology services platform in any given period, and an indicator of end-customer engagement on its technology services platform worldwide. GMV is not intended for use as an alternative to net revenue recorded in accordance with GAAP.

Boxed, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$69,935	$105,027
Restricted cash	2,768	2,768
Accounts receivable, net	3,194	3,122
Inventories	13,066	11,428
Prepaid expenses and other current assets	12,000	4,915
Deferred contract costs, current	—	7,580
TOTAL CURRENT ASSETS	100,963	134,840
Property and equipment, net	6,602	7,019
Unbilled receivables	11,044	8,891
Forward purchase receivable	58,184	60,050
Operating right-of-use assets	10,520	—
Goodwill	7,444	7,444
Prepaid expenses, noncurrent	10,702	—
Deferred contract costs, noncurrent	—	11,847
Other long-term assets	1,431	1,514
TOTAL ASSETS	$206,890	$231,605
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$16,542	$28,936
Accrued expenses	10,600	6,392
Deferred revenue	1,904	2,020
Other current liabilities	3,270	—
Operating lease liabilities, current	18,031	21,899
SPAC warrant liabilities	19,820	22,045
TOTAL CURRENT LIABILITIES	70,167	81,292
PIPE Convertible Notes, net of transaction costs	77,371	77,047
Long-term debt	43,386	43,287
Forward option derivative	17,609	4,203
Earnout liability	20,145	27,134
Operating lease liabilities, noncurrent	7,703	—
Other long-term liabilities	104	217
TOTAL LIABILITIES	236,485	233,180
STOCKHOLDERS’ DEFICIT
Common stock	7	7
Additional paid-in capital	391,257	383,066
Accumulated deficit	(420,859)	(384,648)
TOTAL STOCKHOLDERS’ DEFICIT	(29,595)	(1,575)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$206,890	$231,605

Boxed, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net revenue:
Retail	$44,396	$39,876
Software & Services	2,230	982
Total net revenue	46,626	40,858
Cost of sales:
Retail	(40,049)	(35,664)
Software & Services	(482)	(265)
Total cost of sales	(40,531)	(35,929)
Gross profit	6,095	4,929
Advertising expense	(11,695)	(5,707)
Selling, general, and administrative expense	(23,410)	(12,514)
Loss from operations	(29,010)	(13,292)
Other income (expense), net	(7,201)	(913)
Loss before income taxes	(36,211)	(14,205)
Income taxes	—	—
Net loss	$(36,211)	$(14,205)
Net loss per common share:
Basic net loss per common share	$(0.54)	$(1.55)
Diluted net loss per common share	$(0.54)	$(1.55)
Weighted-average shares outstanding:
Basic	66,861,005	9,419,197
Diluted	66,861,005	9,419,197

Boxed, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands except share and per share amounts)

	For the Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,211)	$(14,205)
Adjustments to reconcile net loss to net cash used in operating activities:	—
Depreciation and amortization	1,016	1,230
Stock-based compensation	5,180	375
Bad debt expense/(change in reserve)	64	(43)
Change in fair value of warrants and derivative instruments	4,193	786
Amortization of debt discount	423	—
Noncash operating lease expense	779	—
Changes in assets and liabilities:
Receivables, net	(136)	(3,106)
Inventories	(1,638)	(460)
Prepaid expenses and other current assets	(7,085)	(394)
Unbilled receivables	(2,153)	—
Operating lease liabilities	(768)	—
Prepaid expenses, noncurrent	(10,702)	—
Deferred contract costs	19,428	—
Other long-term assets	82	—
Accounts payable	(12,396)	4,072
Accrued expenses	4,208	2,274
Deferred Revenue	(116)	4,951
Other liabilities	(520)	(1,738)
Net cash used in operating activities	(36,352)	(6,258)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(599)	(420)
Forward purchase payments	(474)	—
Forward purchase receipts	2,340	—
Net cash used in investing activities	1,267	(420)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease obligations	(18)	(19)
Proceeds from warrants exercise	11	68
Repayments from borrowings	—	(938)
Net cash provided by financing activities	(7)	(889)
Total change in cash, cash equivalents and restricted cash	(35,092)	(7,567)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	107,795	30,043
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$72,703	$22,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Cash paid for taxes	$3	$2
Cash paid for interest	$1,093	$117

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued related to equity consideration of acquisition	$3,000	$—

Cash and cash equivalents at end of period	$69,935	$22,476
Restricted cash at end of period	2,768	—
Cash, cash equivalents and restricted cash at end of period	$72,703	$22,476

Boxed, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(36,211)	$(14,205)
Adjusted to exclude the following:
Depreciation and amortization	1,016	1,230
Change in fair value of warrants and derivative instruments	4,194	786
Interest income (expense)	3,026	116
Other income (expense)	(19)	11
Stock-based compensation	5,180	375
One-time costs (1)	654	721
Adjusted EBITDA	$(22,160)	$(10,966)
(1) One-time costs represent non-recurring consulting and advisory costs with respect to the business combination and other debt financing transactions.